Exhibit 10.33

                             DEMAND PROMISSORY NOTE

$33,300,000.00                                                 December 31, 2002

      ON DEMAND, FOR VALUE RECEIVED, the undersigned, Trenwick America Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Trenwick America Reinsurance Corporation, a Connecticut corporation (the "Lender"), the aggregate principal sum of THIRTY-THREE MILLION THREE HUNDRED THOUSAND DOLLARS ($33,300,000.00) advanced to the Borrower by the Lender on the respective dates set forth on Schedule I annexed hereto (each an "Advance", and collectively the "Advances") and unpaid as of the date hereof, or such lesser unpaid principal balance as shall be outstanding hereunder, together with interest on the unpaid principal balance from time to time outstanding from the date of each Advance at a rate and upon the terms provided in this Note.

      The Borrower shall pay on demand the unpaid principal sum of each Advance and interest thereon from and including the date each Advance was made as set forth on Schedule I hereto to but not including the date on which the unpaid principal sum of such Advance shall be paid in full, at a fluctuating interest rate equal to the One Year Treasury Rate in effect on the date such Advance was made, commencing on the date of each Advance. For purposes of this Note, the "One Year Treasury Rate" means the annual yield rate, on the date to which the One Year Treasury Rate relates, of actively traded U.S. Treasury securities having a remaining duration to maturity of one year, as such rate is published under "Treasury Constant Maturities" in Federal Reserve Statistical Release H.15(519). Interest on the unpaid principal sum of each Advance shall be computed on the basis of the actual number of days elapsed over a year of 360 days. If the Borrower shall default in the payment of principal or interest on any Advance, the Borrower shall on demand pay interest, to the extent permitted by applicable law, on such defaulted sum at a rate per annum which is 2% above the rate which would otherwise be applicable as set forth in this Note.

      The Borrower waives presentment, demand for payment, protest and notice of dishonor of this Note. This Note may not be waived, modified, changed or discharged orally, but only by an agreement in writing, which is signed by the party or parties against whom enforcement of any waiver, modification, change or discharge is sought.

      THIS NOTE SHALL BE GOVERNED BY INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.


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

      The Borrower agrees to pay all costs and expenses (including court costs and reasonable attorney's fees and expenses) that may be incurred by the holder of this Note in connection with the enforcement of this Note.

TRENWICK AMERICA CORPORATION


By: /s/ Alan L. Hunte
   ----------------------------------
      Name:  Alan L. Hunte
      Title: Executive Vice President and
             Chief Financial Officer

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                               TARCO due from TAC
                   Intercompany Loans as at December 31, 2002
                  -------------------------------------------
                              Date                    Loans
                  ---------------------------      ----------

                    June 4, 2002                    1,300,000
                    June 14, 2002                  14,000,000
                    July 1, 2002                    2,000,000
                    July 16, 2002                   2,000,000
                    July 31, 2002                   2,000,000
                    August 12, 2002                 2,000,000
                    September 10, 2002              2,000,000
                    October 3, 2002                 2,000,000
                    October 15, 2002                2,000,000
                    November 20, 2002               2,000,000
                    December 17, 2002               2,000,000

                                                   ----------
                  Balance @ December 31, 2002      33,300,000
                                                   ==========


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